Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-292956 on Form S-4, Registration Statements No. 333-272221, 333-279093, 333-288994 on Forms S-8 and Registration Statement No. 333-283261 on Form S-3 of Burke & Herbert Financial Services Corp. of our report dated February 27, 2026 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Washington, D.C.
February 27, 2026